News Release

American Homes 4 Rent

30601 Agoura Road, Suite 200

Agoura Hills, California 91301

American Homes 4 Rent Reports

Second Quarter 2013 Financial Results

Significant increases in number of owned and leased homes

Closing of internalization transaction

Closing of initial public offering

AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH) (“AMH”, “we” or “us”) today announced its financial and operating results for the quarter ended June 30, 2013 and certain updated portfolio information through July 31, 2013.

Highlights

•	Increase in properties to 19,825 as of July 31, 2013 from 18,326 as of June 30, 2013
•	Maintained high occupancy level with 97% of properties leased that have been rent ready for more than 90 days
•	1,773 properties leased during July 2013, for a total of 11,753 leased properties as of month-end, with an additional 2,176 properties rent ready as of July 31, 2013
•	Closed internalization transaction on June 10, 2013
•	Closed transaction to acquire 4,778 properties held by joint venture with Alaska Permanent Fund Corporation on June 11, 2013 (the “Alaska Portfolio”)
•	Completion of initial public offering and concurrent private placements, and recent exercise in full of the underwriters’ option to purchase additional shares.

“We are pleased with our recent accomplishments of internalizing our management platform and completing our initial public offering. We believe that our new public platform will provide us opportunities for the continued expansion of our business across many fronts. We are also excited about our continuing opportunity to acquire quality homes,” said David P. Singelyn, AMH’s Chief Executive Officer.

Recent Transactions

As previously disclosed, on June 10, 2013, AMH closed an important transaction to internalize certain operations previously provided to AMH by American Homes 4 Rent, LLC (“AH LLC”), a company formed by our founder and board chairman B. Wayne Hughes. AMH is now self-managed with respect to corporate and property management operations, which we believe provides an efficient structure for both current operations and future growth.

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On June 11, 2013, AMH completed the acquisition of 4,778 properties from a joint venture with the Alaska Permanent Fund Corporation, substantially increasing the size of its portfolio.

As previously announced, AMH completed its IPO in August 2013 and the underwriters exercised in full their option to purchase additional shares. Assuming that the underwriters’ option closes as expected on August 21, 2013, the sale of the IPO shares together with the shares sold in the concurrent private placements to American Homes 4 Rent, LLC and the Alaska Permanent Fund Corporation, will provide us with gross proceeds of $886.8 million, before underwriters’ discounts and offering costs.

Second Quarter 2013 Financial Results

AMH had total revenues of $18.1 million for the second quarter of 2013, a 176% increase over revenues reported for the first quarter of 2013. This increase was largely due to the acquisition of the Alaska Portfolio, which was 75% leased as of the date of acquisition, and revenue from leases commencing throughout the first and second quarters.

AMH reported net loss attributable to common shareholders of $14.0 million for the second quarter of 2013 and $21.7 million for the six months ended June 30, 2013.

AMH had net operating income (“NOI”) from leased properties of $10.7 million for the second quarter of 2013, an increase of 164% over the first quarter of 2013. NOI from leased properties is a supplemental non-GAAP financial measure that we define as rents from single-family properties, less property operating expenses for leased single-family properties. A reconciliation from net income / (loss) to NOI is included in a schedule accompanying this press release.

Properties

AMH had 19,825 properties as of July 31, 2013 compared to 18,326 properties as of June 30, 2013.

“We are pleased that we have been able to continue to successfully grow our portfolio and lease our properties across a broad and diverse base of markets, while maintaining our strict underwriting standards with respect to the quality of the product and expected financial returns,” said Jack Corrigan, AMH’s Chief Operating Officer.

The following tables provide a summary of properties in which AMH has an interest as of July 31, 2013 and June 30, 2013.

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Properties as of July 31, 2013 (1)

	Properties		Estimated Total Investment (2)		Estimated Total Book Value (3)		Average per Property
	Units	% of Total	$ millions	Avg. per Property	$ millions	Avg. per Property	Square Footage	Property Age (years)
Indianapolis, IN	1,718	8.7%	$252.1	$146,731	$246.1	$143,234	1,870	11.6
Dallas-Fort Worth, TX	1,660	8.4%	269.9	162,603	262.2	157,927	2,209	10.2
Greater Chicago area, IL and IN	1,361	6.9%	218.0	160,165	206.7	151,845	1,855	12.4
Atlanta, GA	1,216	6.1%	214.2	176,147	195.3	160,584	2,168	13.2
Houston, TX	1,027	5.2%	179.2	174,472	179.2	174,472	2,295	9.6
Phoenix, AZ	1,005	5.1%	173.7	172,834	169.4	168,545	1,848	11.9
Cincinnati, OH	960	4.8%	149.6	155,883	139.4	145,196	1,812	11.3
Jacksonville, FL	892	4.5%	135.6	151,974	131.7	147,635	1,924	9.8
Charlotte, NC	877	4.4%	152.0	173,271	146.8	167,376	1,948	10.6
Nashville, TN	869	4.4%	181.4	208,743	173.9	200,155	2,193	9.5
All Other (4)	8,240	41.6%	1,474.7	178,973	1,435.1	174,166	1,913	10.9
Total / Average	19,825	100.0%	$3,400.4	$171,519	$3,285.7	$165,733	1,972	11.0

Properties as of June 30, 2013 (1)

	Properties		Estimated Total Investment (2)		Estimated Total Book Value (3)		Average per Property
	Units	% of Total	$ millions	Avg. per Property	$ millions	Avg. per Property	Square Footage	Property Age (years)
Dallas-Fort Worth, TX	1,515	8.3%	$248.6	$164,094	$240.8	$158,967	2,206	10.3
Indianapolis, IN	1,533	8.4%	225.7	147,228	219.7	143,309	1,871	11.6
Greater Chicago area, IL and IN	1,244	6.8%	201.4	161,868	190.0	152,765	1,865	12.4
Atlanta, GA	1,185	6.5%	209.5	176,790	190.6	160,820	2,171	13.2
Houston, TX	1,000	5.5%	174.7	174,650	174.7	174,650	2,289	9.7
Phoenix, AZ	941	5.1%	146.4	155,563	136.1	144,661	1,817	11.3
Cincinnati, OH	840	4.6%	145.9	173,745	141.6	168,613	1,848	11.9
Jacksonville, FL	840	4.6%	128.7	153,256	124.9	148,648	1,935	9.9
Nashville, TN	821	4.5%	171.9	209,320	164.4	200,199	2,192	9.5
Charlotte, NC	787	4.3%	136.5	173,470	131.3	166,899	1,939	10.6
All Other (4)	7,620	41.6%	1,373.4	180,240	1,333.6	175,015	1,920	10.9
Total / Average	18,326	100.0%	$3,162.7	$172,579	$3,047.7	$166,307	1,977	11.0

(1)	Includes 377 properties in which we hold an approximate one-third interest.
(2)	For properties that we acquired directly, Estimated Total Investment represents our actual purchase price (including closing costs) and estimated renovation costs plus a 5% acquisition and renovation fee, if applicable. Estimated renovation costs represent the total costs we have incurred or expect to renovate a property to prepare it for rental. These costs typically include paint, flooring, appliances, blinds and landscaping. Estimated Total Investment differs from Estimated Total Book Value only with respect to the properties contributed by AH LLC. For properties contributed by AH LLC, Estimated Total Book Value is an estimate of the properties’ GAAP book value, which includes estimates for renovation costs we expect to incur. These properties were recorded at the net book value of AH LLC as of the date of contribution. See note 3 below.

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(3)	Estimated Total Book Value represents the estimated book value on a GAAP basis of all properties. In the case of AH LLC’s contribution of properties to us, for GAAP purposes these transactions are considered to be transactions between entities under common control under the provisions of ASC 805, Business Combinations. As a result, these properties have been reflected at the net carrying cost of AH LLC. For the properties acquired from the Alaska Joint Venture, the $904.5 million purchase price has been allocated among the properties in accordance with GAAP. For all other properties, Estimated Total Book Value represents the actual purchase price (including closing costs) and estimated renovation costs plus a 5% acquisition and renovation fee, if any.
(4)	Represents 34 markets in 18 states.

Leasing and Renewal Experience

The following tables summarize our leasing experience on Stabilized Properties (1) through July 31, 2013 and June 30, 2013.

Leasing Experience as of July 31, 2013

	Number of Properties
	Leased (1)	Available for Rent 30+ Days (2)	Available for Rent 90+ Days (3)	30+ Days Occupancy % (4)	90+ Days Occupancy % (5)	Average Annual Scheduled Rent Per Property
Dallas-Fort Worth, TX	966	995	972	97%	99%	$17,444
Indianapolis, IN	938	996	954	94%	98%	14,600
Greater Chicago area, IL and IN	428	473	449	90%	95%	19,140
Atlanta, GA	904	942	926	96%	98%	15,919
Houston, TX	482	528	495	91%	97%	17,923
Phoenix, AZ	691	745	731	93%	95%	13,142
Cincinnati, OH	511	548	533	93%	96%	16,868
Jacksonville, FL	539	552	542	98%	99%	15,386
Nashville, TN	594	615	605	97%	98%	17,848
Charlotte, NC	428	516	433	83%	99%	15,371
All Other (6)	3,842	4,604	4,040	83%	95%	16,679
Total / Average	10,323	11,514	10,680	90%	97%	$16,374

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Leasing Experience as of June 30, 2013

	Number of Properties
	Leased (1)	Available for Rent 30+ Days (2)	Available for Rent 90+ Days (3)	30+ Days Occupancy % (4)	90+ Days Occupancy % (5)	Average Annual Scheduled Rent Per Property
Dallas-Fort Worth, TX	817	840	824	97%	99%	$17,179
Indianapolis, IN	744	783	756	95%	98%	14,549
Greater Chicago area, IL and IN	359	402	375	89%	96%	19,136
Atlanta, GA	848	883	869	96%	98%	15,875
Houston, TX	366	396	370	92%	99%	17,536
Phoenix, AZ	654	711	704	92%	93%	12,984
Cincinnati, OH	404	473	437	85%	92%	16,859
Jacksonville, FL	499	512	502	97%	99%	15,372
Nashville, TN	518	540	529	96%	98%	17,892
Charlotte, NC	367	404	371	91%	99%	15,296
All Other (7)	3,262	3,893	3,404	84%	96%	16,616
Total / Average	8,838	9,837	9,141	90%	97%	$16,249

(1)	Includes leases on properties for which we have completed renovations and excludes leases with tenants existing at the date of acquisition (“Stabilized Properties”).
(2)	Available for Rent 30+ Days represents the number of properties that have been leased after we have completed renovations or are available for rent (i.e., “rent-ready”) for a period of greater than 30 days.
(3)	Available for Rent 90+ Days represents the number of properties that have been leased after we have completed renovations or are available for rent (i.e., “rent-ready”) for a period of greater than 90 days.
(4)	Occupancy percentage is computed by dividing the number of leased properties by the number of properties available for rent 30+ days.
(5)	Occupancy percentage is computed by dividing the number of leased properties by the number of properties available for rent 90+ days.
(6)	Represents 30 markets in 18 states.
(7)	Represents 29 markets in 17 states.

As previously disclosed, based on our experience with 471 leases that matured before June 30, 2013, 65% of the tenants renewed their leases at an average increase in rental rate of 2.4%.

Capital Activities and Liquidity

As of June 30, 2013, AMH had cash and cash equivalents of $251.4 million and $670.0 million was outstanding on its credit facility. The initial closing of AMH’s IPO and concurrent private placements on August 6, 2013 provided us with $747.4 million of proceeds, net of underwriters’ discounts before other offering costs. Proceeds from the IPO and concurrent private placements were immediately used to pay down the outstanding balance of the credit facility. The credit facility now provides for aggregate borrowings up to $500 million.

As previously reported, the underwriters have exercised in full their option to purchase an additional 6,617,647 of our Class A common shares at the IPO price of $16.00 per share, less underwriters’ discounts. This transaction, which is expected to close on August 21, 2013, will provide AMH with an additional $100.9 million of proceeds, net of underwriters’ discounts.

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Conference Call

A conference call is scheduled on Wednesday, August 21, 2013, at 11:00 a.m. Eastern Time to discuss AMH’s financial results for the second quarter ended June 30, 2013 and to provide a portfolio update. The domestic dial-in number is (800) 434-1335 (for U.S. and Canada) and the international dial-in number is (404) 920-6442 (conference ID number for either domestic or international is 979119#). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through September 4, 2013 by calling (800) 920-7487 (U.S. and Canada) or (404) 920-1710 (international) or by using the link at www.americanhomes4rent.com, under “For Investors.” All forms of replay utilize conference ID number 979119#.

About American Homes 4 Rent

American Homes 4 Rent is an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating single-family homes as rental properties. As of July 31, 2013, we owned 19,825 single-family properties in selected submarkets in 22 states and we continually evaluate potential target markets that meet our underwriting criteria and are located where we believe we can achieve sufficient scale for internalized property management. We are a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” ,“potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, the expected timing of the closing of the underwriters’ option to purchase additional shares, our belief that our self-managed platform will provide an efficient structure for both current operations and future growth, our ability to continue growing our single-family home portfolio and expanding our business across many fronts and our continuing opportunity to acquire quality homes. AMH has based these forward-looking statements on its current expectations and assumptions about future events. While AMH’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond AMH’s control. Investors should not place undue reliance on these forward-looking statements. All information in this press release is current as of the date of the release. AMH undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AMH in general, see AMH’s prospectus filed with the Securities and Exchange Commission on August 2, 2013.

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American Homes 4 Rent

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share information)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Single-family properties:
Land	$580,433	$96,139
Buildings and improvements	2,472,921	411,706
	3,053,354	507,845
Less: accumulated depreciation	(13,850)	(2,132)
Single-family properties, net	3,039,504	505,713
Cash and cash equivalents	251,406	397,198
Restricted cash for resident security deposits	13,572	-
Rent and other receivables	7,644	6,586
Escrow deposits, prepaid expenses and other assets	27,936	11,961
Deferred costs and other intangibles, net	21,978	-
Goodwill	120,655	-
Total assets	$3,482,695	$921,458

Liabilities
Credit facility	$670,000	$-
Accounts payable and accrued expenses	75,318	11,282
Amounts payable to affiliates	21,160	5,012
Contingently convertible Series E units liability	64,881	-
Total liabilities	831,359	16,294

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares, $0.01 par value
per share, 450,000,000 shares authorized,
129,433,425 and 38,663,998 shares issued and
outstanding at June 30, 2013 and
December 31, 2012, respectively	1,294	387
Class B common shares, $0.01 par value
per share, 50,000,000 shares authorized,
635,075 and 667 shares issued and
outstanding at June 30, 2013 and
December 31, 2012, respectively	6	-
Additional paid-in capital	1,965,413	914,565
Accumulated deficit	(32,027)	(10,278)
Total shareholders' equity	1,934,686	904,674

Noncontrolling interest	716,650	490
Total equity	2,651,336	905,164

Total liabilities and equity	$3,482,695	$921,458

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American Homes 4 Rent

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share information)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Revenues:
Rents from single-family properties	$17,585	$184	$24,144	$280
Other	535	-	535	-
Total revenues	18,120	184	24,679	280

Expenses:
Property operating expenses
Leased single-family properties	6,859	90	9,362	133
Vacant single-family properties	4,391	96	6,120	118
General and administrative expense	811	1,487	2,436	1,657
Advisory fees	3,610	-	6,352	-
Interest expense	-	-	370	-
Noncash share-based compensation expense	279	-	453	-
Acquisition fees and costs expensed	2,099	-	3,489	-
Depreciation and amortization	10,879	77	13,784	102
Total expenses	28,928	1,750	42,366	2,010

Gain on remeasurement of equity method investment	10,945	-	10,945	-

Income / (loss) from continuing operations	137	(1,566)	(6,742)	(1,730)

Discontinued operations
Gain on disposition of assets	904	-	904	-
Income from discontinued operations	82	-	104	-
Total income from discontinued operations	986	-	1,008	-

Net income / (loss)	1,123	(1,566)	(5,734)	(1,730)

Noncontrolling interest	4,664	-	5,559	-
Conversion of preferred units	10,456	-	10,456	-

Net loss attributable to common shareholders	$(13,997)	$(1,566)	$(21,749)	$(1,730)

Weighted average shares outstanding - basic and diluted	95,971,706	3,301,667	72,234,717	3,301,667

Net loss per share - basic and diluted (1):
Loss from continuing operations	$(0.16)	$(0.47)	$(0.31)	$(0.52)
Discontinued operations	0.01	-	0.01	-
Net loss attributable to common shareholders
per share - basic and diluted (1)	$(0.15)	$(0.47)	$(0.30)	$(0.52)

(1) Due to inherent complexity of the above condensed consolidated financial statements as a result of the transactions completed between entities under common control, AMH does not consider the historical net loss per share computations as meaningful.

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American Homes 4 Rent

Condensed Consolidated Statements of Equity

(Amounts in thousands, except share information)

(Unaudited)

	Class A common shares		Class B common shares
					Additional
	Number		Number		paid-in	Accumulated	Shareholders'	Noncontrolling	Total
	of shares	Amount	of shares	Amount	capital	deficit	equity	interest	equity
Balances at
December 31, 2012	38,663,998	$387	667	$-	$914,565	$(10,278)	$904,674	$490	$905,164

Issuance of Class A
common shares, net
of offering costs
of $44,003	46,718,750	467	-	-	703,030	-	703,497	-	703,497

2,770 Property
Contribution	-	-	634,408	6	(356,487)	-	(356,481)	390,016	33,535

Settlement of
subscription agreement	434,783	4	-	-	(4)	-	-	-	-

Management
Internalization	-	-	-	-	-	-	-	65,188	65,188

Alaska Joint Venture
Acquisition	43,609,394	436	-	-	703,856	-	704,292	200,195	904,487

RJ Joint Ventures
Acquisition	-	-	-	-	-	-	-	61,060	61,060

Share-based
compensation	6,500	-	-	-	453	-	453	-	453

Distributions to
noncontrolling
interests	-	-	-	-	-	-	-	(5,858)	(5,858)

Conversion of
preferred units	-	-	-	-	-	(10,456)	(10,456)	-	(10,456)

Net loss	-	-	-	-	-	(11,293)	(11,293)	5,559	(5,734)

Balances at
June 30, 2013	129,433,425	$1,294	635,075	$6	$1,965,413	$(32,027)	$1,934,686	$716,650	$2,651,336

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Monthly Acquisition and Leasing Rates "Rent Ready" includes properties for which initial construction has been completed during each month. "Lease Signs" includes the number of initial leases signed each month (Includes Pre-Existing Leases). Column1 Acquired Rent Ready Lease Signs Jan 148 95 51 Feb 142 82 94 Mar 123 124 89 Apr 183 109 113 May 324 91 120 Jun 436 107 68 Jul 500 158 109 Aug 902 275 206 Sep 1,132 330 270 Oct 1,476 440 413 Nov 1,285 562 434 Dec 1,214 901 512 Jan 1,195 823 689 Feb 1,407 947 865 Mar 1,545 1,505 996 Apr 1,932 1,605 1,366 May 1,927 1,947 1,690 Jun 1,872 1,695 1,779 Jul 1,499 1,828 1,773

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Non-GAAP Financial Measures

Reconciliation of Net Operating Income to Net Income (Loss)

Net operating income, or NOI, from leased properties is a supplemental non-GAAP financial measure that AMH defines as rents from single-family properties, less property operating expenses for leased single-family properties.  NOI excludes income from discontinued operations, gain on remeasurement of equity method investment, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, advisory fees, general and administrative expense, property operating expenses for vacant single-family properties and other revenues.

AMH considers NOI from leased properties to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. It should be considered only as a supplement to net income (loss) as a measure of our performance. NOI from leased properties should not be used as a measure of AMH’s liquidity, nor is it indicative of funds available to fund AMH’s cash needs, including its ability to pay dividends or make distributions. NOI from leased properties also should not be used as a supplement to or substitute for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following is a reconciliation of NOI to net income (loss) as determined in accordance with GAAP:

	Three Months Ended
	June 30, 2013	March 31, 2013
Net income / (loss)	$1,123	$(6,857)
Income from discontinued operations	(986)	(22)
Gain on remeasurement of equity method investment	(10,945)	-
Depreciation and amortization	10,879	2,905
Acquisitions fees and costs expensed	2,099	1,390
Noncash share-based compensation expense	279	174
Interest expense	-	370
Advisory fees	3,610	2,742
General and administrative expense	811	1,625
Property operating expenses for vacant single-family properties	4,391	1,729
Other revenues	(535)	-
Net operating income	$10,726	$4,056

Contact: Peter J. Nelson

American Homes 4 Rent

Tel: (855) 794-2447

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